Exhibit 99.1

Energy Recovery, Inc. Reports Third Quarter 2010 Financial Results

Third Quarter 2010 Highlights

  Net Revenues: $6.9 million
  Gross Margin: 34%
  GAAP Net Loss: $3.9 million; Non-GAAP Net Loss $3.3 million
  GAAP Loss per Share: $0.07; Non-GAAP Loss per Share $0.06
  Adjusted EBITDA: ($2.4) million

SAN LEANDRO, Calif.--(BUSINESS WIRE)--November 4, 2010--Energy Recovery, Inc. (Nasdaq:ERII), a leader in the design and development of energy recovery devices for desalination, announced today the results of its third quarter ended September 30, 2010. In the third quarter of 2010, ERI achieved net revenue of $6.9 million, a 27% decrease compared to the net revenue for the same period last year and below the Company’s guidance range of $10 to $12 million. For the three months ended September 30, 2010, ERI reported a net loss on a generally accepted accounting principles (GAAP) basis of $3.9 million, or $0.07 per share, and non-GAAP loss of $3.3 million, or $0.06 per share. For the same period last year, ERI reported a GAAP net profit of $550,000, or $0.01 per share.

“Due to the summer holiday season, our third quarter revenue is historically our lightest of the year and this year was no exception,” said G.G. Pique, President and CEO of Energy Recovery, Inc. “Our OEM business continues to be strong and we are solidifying our leadership position with the broadest array of products and solutions for small to medium size projects. Demand for larger SWRO projects continues to be choppy, but we have experienced these cycles before and we are ready when the market strengthens with the most advanced and competitively priced product offerings in the industry.”

Non-GAAP Financial Measures

In evaluating the operating performance of Energy Recovery’s business, Energy Recovery management utilizes financial measures described in this press release that exclude certain non-cash charges and charges related to the purchase of Pump Engineering required by U.S. generally accepted accounting principles, or GAAP. Energy Recovery believes this additional information provides investors and management with additional insight into its underlying core operating performance.

For the calculation of Adjusted EBITDA, a net loss of $3.9 million was adjusted for depreciation and amortization expense of $1.5 million, net interest expense of $10,000, tax benefit of $833,000, share-based compensation expense of $719,000 and a purchase accounting adjustment for sale of acquired inventory of $20,000 for the third quarter of 2010.

In the guidance estimates below for the fourth quarter and full year 2010, net income and earnings are adjusted for the purchase accounting required under GAAP for the acquisition of Pump Engineering. For the full year, the estimates include adjustments of $870,000 for a purchase accounting adjustment for the sale of acquired inventory, $2.6 million in amortization of purchased intangibles, and offset by a tax benefit of approximately $1.3 million based on a statutory tax rate.

A reconciliation of Energy Recovery’s non-GAAP financial measures to the most directly comparable GAAP measures can be found under the heading “Energy Recovery Non-GAAP Financial Reconciliation” below.

Outlook

ERI provides the following guidance on a GAAP basis for the fourth quarter of 2010 and the full year:

	Q4 2010	Fiscal Year 2010

Estimated Net Revenue	$18 to $20 million	$51 to $53 million

Estimated Net Income (Loss)	($1.8) to $1.0 million	($5.9) to ($3.1) million

Estimated Income (Loss) Per Share	($0.03) to $0.02	($0.11) to ($0.06)

ERI provides the following non-GAAP guidance for the fourth quarter of 2010 and the full year:

	Q4 2010	Fiscal Year 2010

Estimated Adjusted Net Income (Loss) (1)	($1.4) to $1.3 million	($3.7) to ($0.9) million

Estimated Adjusted Earnings (Loss) Per Share (2)	($0.03) to $0.02	($0.07) to ($0.02)

Estimated Adjusted EBITDA (3)	($1.0) to $3.3 million	$0.3 to $4.7 million

(1) Estimated Adjusted Net Income (Loss) is defined as GAAP net income adjusted for the purchase accounting for the acquisition of Pump Engineering. The purchase accounting includes a purchase accounting adjustment for sale of acquired inventory, the amortization of intangible assets that were booked as a result of the acquisition, and the tax benefit generated as a result of the purchase accounting expense.

(2) Estimated Adjusted Earnings per Share is defined as Estimated Adjusted Net Income divided by the fully diluted shares. Estimated Adjusted Loss per Share is defined as Estimated Adjusted Net Loss divided by basic shares.

(3) Estimated Adjusted EBITDA is defined net income adjusted for interest expense (income), taxes, depreciation, amortization, share-based compensation, and a purchase accounting adjustment for sale of acquired inventory.

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include our belief that our OEM business will continue to be strong and demand for larger SWRO projects will strengthen, statements about ERI’s estimated net revenue, GAAP and non-GAAP net income or loss and earnings or loss per share, and estimated adjusted net income or loss, adjusted earnings or loss per share and adjusted EBITDA, for the fourth quarter and 2010 fiscal year. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays in, or cancellation of, the construction of desalination plants, the inability of our customers to obtain project financing, delays in governmental approvals, changes in end users’ budgets for desalination plants or the timing of their purchasing decisions, our inability to integrate Pump Engineering’s business into ERI’s operations successfully, our ability to ship new products to meet scheduled delivery times; the world economic crisis and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Third Quarter 2010 Results

The conference call scheduled today at 1:30 p.m. PDT will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 1-877-941-2333 or +1-480-629-9723 and the access code is 4371229. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 1-800-406-7325 or +1-303-590-3030, Access Code: 4371229, until Thursday, November 18, 2010. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (NASDAQ:ERII) designs and develops energy recovery devices that help make desalination affordable by significantly reducing energy consumption. Energy Recovery technologies include the PX Pressure Exchanger® device for desalination and the Turbocharger hydraulic turbine energy recovery device and pump for desalination, gas and liquid processing applications. PX devices also reduce the carbon footprint of desalination, saving more than 970 MW of energy and reducing CO2 emissions by more than 5.2 million tons per year worldwide. More than 8,600 PX devices are currently deployed or under contract to be installed at desalination plants around the globe. The company is headquartered in the San Francisco Bay Area with offices near Detroit and in key desalination centers worldwide, including Madrid, Shanghai and Dubai. For more information about Energy Recovery, Inc. please visit www.energyrecovery.com.

Unaudited Financial Results
ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$6,921	$9,545	$32,840	$31,280
Cost of revenue	4,537	3,387	16,470	11,251
Gross profit	2,384	6,158	16,370	20,029
Operating expenses:
General and administrative	4,018	3,043	12,773	9,705
Sales and marketing	1,860	1,634	5,962	4,795
Research and development	1,252	779	2,943	2,409
Total operating expenses	7,130	5,456	21,678	16,909
Income (loss) from operations	(4,746)	702	(5,308)	3,120
Interest expense	(15)	(10)	(53)	(34)
Other non-operating income (expense), net	78	30	(21)	59
Income (loss) before provision for income taxes	(4,683)	722	(5,382)	3,145
Provision for (benefit from) income taxes	(833)	172	(1,278)	1,112
Net income (loss)	$(3,850)	$550	$(4,104)	$2,033
Earnings (loss) per share:
Basic	$(0.07)	$0.01	$(0.08)	$0.04
Diluted	$(0.07)	$0.01	$(0.08)	$0.04
Number of shares used in per share calculations:
Basic	52,447	50,160	51,923	50,120
Diluted	52,447	52,584	51,923	52,614

ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data and par value) (unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$56,802	$59,115
Restricted cash	5,650	5,271
Accounts receivable, net of allowance for doubtful accounts of $26 and $196 at September 30, 2010 and December 31, 2009, respectively	6,209	12,683
Unbilled receivables, current	1,868	5,544
Inventories	12,080	10,359
Deferred tax assets, net	1,416	1,466
Prepaid expenses and other current assets	4,234	1,741
Total current assets	88,259	96,179
Restricted cash, non-current	2,277	5,555
Property and equipment, net	22,866	16,958
Goodwill	12,790	12,790
Other intangible assets, net	8,937	10,987
Deferred tax assets, non-current, net	447	447
Other assets, non-current	41	53
Total assets	$135,617	$142,969
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,675	$1,952
Accrued expenses and other current liabilities	7,168	9,492
Income taxes payable	38	350
Accrued warranty reserve	883	605
Deferred revenue	4,016	4,628
Current portion of long-term debt	128	265
Current portion of capital lease obligations	182	203
Total current liabilities	14,090	17,495
Long-term debt	117	246
Capital lease obligations, non-current	231	369
Other non-current liabilities	1,812	3,890
Total liabilities	16,250	22,000
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 52,479,358 and 51,215,653 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	52	51
Additional paid-in capital	111,084	108,626
Notes receivable from stockholders	(38)	(90)
Accumulated other comprehensive loss	(75)	(66)
Retained earnings	8,344	12,448
Total stockholders’ equity	119,367	120,969
Total liabilities and stockholders’ equity	$135,617	$142,969

Energy Recovery Non-GAAP Financial Reconciliation (unaudited)

Third Quarter 2010:

Reconciliation of Adjusted Net Income (Loss)	Q3 2010
(in thousands)

Net income (loss)	$(3,850)
Plus:
Purchase adjustment of acquired inventory	20
Amortization of purchased intangible assets	677
Income tax effect (1)	(166)
Adjusted net income (loss)	$(3,319)

(1) Represents the application of the effective tax rate to the non-GAAP adjustments
Reconciliation of Adjusted EBITDA	Q3 2010
(in thousands)

Net income (loss)	$(3,850)
Plus:
Net interest	10
Tax (benefit)	(833)
Depreciation of fixed assets	836
Amortization of intangible assets	683
Share-based compensation	719
Purchase adjustment of acquired inventory	20
Adjusted EBITDA	$(2,415)
Guidance for the fourth quarter of 2010 and the full year (amounts in thousands):

Reconciliation of Estimated Adjusted Net Income (Loss)	Q4 2010		FY 2010
	Low	High	Low	High

Net income (loss)	$(1,789)	$983	$(5,892)	$(3,120)
Plus:
Purchase adjustment of acquired inventory	—	—	870	870
Amortization of purchased intangible assets	570	570	2,600	2,600
Income tax effect (1)	(211)	(211)	(1,284)	(1,284)
Adjusted net income (loss)	$(1,430)	$1,342	$(3,706)	$(934)

(1) Represents the application of statutory tax rate to the non-GAAP adjustments
Reconciliation of Estimated Adjusted EBITDA	Q4 2010		FY 2010
	Low	High	Low	High

Net income (loss)	$(1,789)	$983	$(5,892)	$(3,120)
Plus:
Net interest	20	20	59	59
Tax provision (benefit)	(1,369)	253	(2,647)	(1,026)
Depreciation of fixed assets	785	785	2,519	2,519
Amortization of intangible assets	576	576	2,625	2,625
Share-based compensation	731	731	2,759	2,759
Purchase adjustment of acquired inventory	—	—	870	870
Adjusted EBITDA	$(1,046)	$3,348	$293	$4,686

CONTACT:
Energy Recovery, Inc.
Tom Willardson, Chief Financial Officer, 510-483-7370